Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

California	95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

333 South Hope Street, Suite 2525 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

THE CARLYLE GROUP INC.
(Exact name of obligors as specified in their charters)

Delaware	45-2832612
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1001 Pennsylvania Avenue, NW Washington, D.C.	20004-2505
(Address of registrants’ principal executive offices)	(Zip Code)

	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Exact Name of Obligor as Specified in Its Charter (or Other Organizational Document)			Address, Including Zip Code, of Registrant’s Principal Executive Office	Phone Number
Carlyle Holdings I L.P.	Delaware	54-1686957	c/o The Carlyle Group Inc. 1001 Pennsylvania Avenue, NW, Washington, D.C. 20004	(202) 729-5626
Carlyle Holdings II L.L.C.	Delaware	98-0339178	c/o The Carlyle Group Inc. 1001 Pennsylvania Avenue, NW, Washington, D.C. 20004	(202) 729-5626
CG Subsidiary Holdings L.L.C.	Delaware	84-3709267	c/o The Carlyle Group Inc. 1001 Pennsylvania Avenue, NW, Washington, D.C. 20004	(202) 729-5626
Carlyle Holdings III L.P.	Québec	98-1036608	c/o The Carlyle Group Inc. 1001 Pennsylvania Avenue, NW, Washington, D.C. 20004	(202) 729-5626

Senior Debt Securities and Guarantees of Senior Debt Securities (Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency United Stated Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank of San Francisco	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

2.	Affiliations with Obligor and Guarantor.
If the obligor or guarantor is an affiliate of the trustee, describe each such affiliation.
None.

3-15.
Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this
Form T-1 because, to the best of the Trustee’s knowledge, the obligor or the guarantor is not in default under any Indenture for which the Trustee acts as Trustee and the Trustee is not a foreign trustee as provided under Item 15 .

16.	List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of
1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A.,
formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with
Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement
No. 333-152875).
2.A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).
3.A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form
T-1 filed with Registration Statement No. 333-152875).).
4.A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration
Statement No. 333-162713).
6.The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with
Registration Statement No. 333-152875).
7.A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of
Houston, and State of Texas on May 8, 2026.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Peggy Guel
	Name:	Peggy Guel
	Title:	Vice President
5
EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 333 South Hope Street, Suite 2525, Los Angeles, CA 90071
At the close of business December 31, 2025, published in accordance with Federal regulatory authority instructions.

Dollar amounts
in thousands

ASSETS

Cash and balances due from
depository institutions:
Noninterest-bearing balances and currency and coin ...................................................	34,663
Interest-bearing balances ..............................................................................................	219,768
Securities:
Held-to-maturity securities ...........................................................................................	0
Available-for-sale debt securities .................................................................................	98,977
Equity securities with readily determinable fair values not held for trading ................	0
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices ..........................................................................	0
Securities purchased under agreements to resell ..........................................................	0
Loans and lease financing receivables:
Loans and leases held for sale .......................................................................................	0
Loans and leases held for investment .................... 0
LESS: Allowance for credit losses on loans and leases ........................................................................ 0
Loans and leases held for investment, net of allowance ....................................................... 0
Trading assets .............................................................................................................................	0
Premises and fixed assets (including right-of-use assets) ..........................................................	13,036
Other real estate owned ..............................................................................................................	0
Investments in unconsolidated subsidiaries and associated companies .....................................	0
Direct and indirect investments in real estate ventures ..............................................................	0
Intangible assets .........................................................................................................................	856,313
Other assets ................................................................................................................................	128,734

Total assets .................................................................................................................................	$1,351,491
6
LIABILITIES

Deposits:
In domestic offices ..............................................................................................................		1,420
Noninterest-bearing ....................................................................................	1,420
Interest-bearing ...........................................................................................	0

Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices ................................................................		0
Securities sold under agreements to repurchase ...........................................................		0
Trading liabilities .......................................................................................................................		0
Other borrowed money:
(includes mortgage indebtedness) ..............................................................................................		0
Not applicable
Not applicable
Subordinated notes and debentures ...........................................................................................		0
Other liabilities ..........................................................................................................................		268,400
Total liabilities ...........................................................................................................................		269,820
Not applicable
EQUITY CAPITAL

Perpetual preferred stock and related surplus .............................................................................	0
Common stock ...........................................................................................................................	1,000
Surplus (exclude all surplus related to preferred stock) ............................................................	108,284
Not available
Retained earnings ...................................................................................................................	972,372
Accumulated other comprehensive income ...........................................................................	15
Other equity capital components ...............................................................................................	0
Not available
Total bank equity capital ........................................................................................................	1,081,671
Noncontrolling (minority) interests in consolidated subsidiaries ..........................................	0
Total equity capital ....................................................................................................................	1,081,671
Total liabilities and equity capital .............................................................................................	1,351,491
I, Natalie Bobnar, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.
7
Natalie Bobnar )CFO
We, the undersigned directors (trustees), attest to the correctness of the Report of Condition
(including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Elizabeth Lyndon, Managing Director )
Kevin C. Weeks, President )	Directors (Trustees)
Fernando A. Costa, Managing Director )